                                                                   EXHIBIT 10.68


                                December 5, 1997

PERSONAL AND CONFIDENTIAL

                                                                  CERTIFIED MAIL
                                                        RETURN RECEIPT REQUESTED

Mr. and Mrs. William E. Horne
Mr. William E. Horne, as custodian
for Jordan R. Horne and William J. Horne, minor children
1002 Bajada de Avila
Tampa, FL 33610

         Re: Stock Purchase Agreement

Dear Mr. Horne:

         Pursuant to the terms and conditions of the Stock Purchase Agreement entered into on the ____ day of November, 1997 with Brassie Golf Corporation, Brassie Golf Corporation and/or its assigns hereby notifies and directs you to deliver common and preferred shares of stock in the Brassie Golf Corporation owned either by you jointly with your wife, Charlotte, or held by you as custodian for your two (2) minor children, Jordan R. Horne and William J. Horne, in the following amounts and at the previously agreed upon terms:

         503,617 shares of common stock at $.15 per share

         281,250 shares of preferred stock at $.75 per share

         The aggregate sale price for the above designated shares shall be $286,480.05.

         You are hereby directed to deliver to Brassie Golf Corporation and/or its assigns at ___________ a.m./p.m. on the ______ day of _______________, at
BRASSIE GOLF CORPORATION's principal place of business at One Tampa City Center, Suite 2550, Tampa, Florida 33602, the Certificates representing the shares of stock indicated hereinabove, duly endorsed in blank or with duly endorsed stock powers attached, all in form suitable for the transfer of the shares to the Brassie Golf Corporation and/or its assigns.

         You are further directed to deliver to the BRASSIE GOLF CORPORATION an executed Letter of Resignation and an executed General Release, both in the forms set forth in Exhibits "B" and "C," respectively, of the Stock Purchase Agreement entered into between the parties.

         Upon delivery of said stock certificates, the Brassie Golf Corporation and/or its assigns will tender to you a check in the amount of the aggregate sale price as indicated hereinabove, together with an executed Indemnification Agreement in the form attached to the Stock Purchase Agreement as Exhibit "D".

                                             BRASSIE GOLF CORPORATION

                                              By:
                                                 -------------------------------
                                                    Joseph R. Cellura
                                              Its: President

                                December 12, 1997


Board of Directors
Brassie Golf Corporation
One Tampa City Center
Suite 2550
Tampa, FL 33602

      Re:   Letter of Resignation

To the Board of Directors of Brassie Golf Corporation:

         Effective as of the date written above, I hereby resign as a director and officer of the Brassie Golf Corporation and each of its subsidiaries and affiliated companies.

                                        Sincerely,



                                        William E. Horne








                                  Exhibit "B"

                                   Exhibit "C"

                                 GENERAL RELEASE

         KNOW ALL MEN BY THESE PRESENTS THAT: WILLIAM E. HORNE, (hereinafter "Horne"), for and in consideration of the sum of Ten Dollars ($10.00) Dollars and other good and valuable consideration, received from or on behalf of BRASSIE GOLF CORPORATION, a Delaware corporation, its officers, agents, or representatives (hereinafter "Brassie"), the receipt and sufficiency of which is hereby acknowledged;

         DOES HEREBY remise, release, acquit, satisfy, and forever discharge Brassie, individually and collectively, jointly and severally, and including any of its agents, officers, directors, partners, employees or representatives, including sureties, and any of their parent or subsidiary companies or affiliated business entities (together with their officers, directors, employees and agents) and each of their successors and assigns (collectively, the "Released Parties"), of and from all, and all manner of, action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, liens (mechanics', equitable, or otherwise), contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, which Horne ever had, now has, or which any personal representative, successor, heir or assignee of Horne hereafter can, shall, or may have, against the Released Parties, for, upon, or by reason of Horne's employment with Brassie or an other of the Released Parties, including, but

                                   Exhibit "C"


not limited to, relief in any administrative proceedings or plenary action injuries suffered to any federal, state or local law. I specifically release and forever waive any and all claims which I ever had, now have, and which I or my heirs or executors, administrators or assigns, or any of them, hereafter can, shall, or may have for any matter or thing, known or unknown. Without limitation to the foregoing, I hereby acknowledge the immediate termination of my employment with Brassie and any Released Party and consent hereby to the immediate termination of any and all employment and/or consulting agreements between me and Brassie or any Released Party, including that certain Employment Agreement between me and Brassie dated June 5, 1995. 1 further acknowledge that, except as specifically provided in that certain Stock Purchase Agreement dated November _, 1997, and except as specifically provided in that certain Indemnification Agreement dated November _, 1997, I am not entitled to, and hereby waive any right to, any payment or compensation of any kind from Brassie and all Released Parties, including, but not limited to, back pay, vacation pay, severance, reimbursements, bonuses, and the cash value of any insurance policies.

         IN WHEREOF, we have hereunto set our hands and seals effective this ____ day of ______________, 1997.

Signed, sealed and delivered
in the presence of:

                                        By:
-----------------------------------        ---------------------------
Signature of Witness #1                    William E. Horne


-----------------------------------
Typed or printed name of Witness #1

                                   Exhibit "C"


------------------------------
Signature of Witness #2


-------------------------------
Typed or printed name of Witness #2


STATE OF FLORIDA
COUNTY OF _____________________


         The foregoing instrument was acknowledged before me this ___ day of ___________ 1997, by William E. Horne, who is personally known to me or who has produced _______________________________ (type of identification) as identification.


                                             -----------------------------------
                                             Signature of Person Taking
                                             Acknowledgment


                                             -----------------------------------
                                             Name of Acknowledger Typed,
                                             Printed or Stamped
(NOTARY SEAL)
                                             Notary Public, State of ______


                                             -----------------------------------
                                             Notarial Serial Number

                                   Exhibit "C"

                            INDEMNIFICATION AGREEMENT


         This Indemnification Agreement (the "Agreement") is made and entered into this ____ day of __________, 1997, by and between BRASSIE GOLF CORPORATION, a Delaware corporation ("Brassie") and WILLIAM E. HORNE ("Horne").

                                   Background

         Horne has served as a director, officer and agent of Brassie since June 5, 1995. Effective as of the date hereof, and by way of separate letter Horne has resigned in all capacities in exchange for which Brassie hereby agrees to indemnify him and hold him harmless from liability associated with his service in such capacities for Brassie to the maximum extent permitted by law.

         A majority of the disinterested directors of Brassie have approved the execution of this Agreement at a special meeting of the directors called for that purpose on November 10, 1997.

         1. In consideration of the service of Horne to Brassie, and subject to the terms of this Agreement, Brassie hereby agrees to indemnify and hold Horne harmless from:

                  (a) Any and all liability, cost and damage sustained by him in any civil or criminal action or threat of action by reason of his being an officer, director, employee or agent of Brassie or by reason of his office, status or service as an officer, director, employee or agent of another corporation or legal entity or enterprise at the request of Brassie or his

                                   Exhibit "C"


actions while performing in any such capacity, all so long as Horne acted in good faith and in a manner he reasonably believed to be in the best interests of Brassie.

                  (b) Any amount paid in settlement of any claim or demand based upon the service or action described in Section l(a) above.

                  (c) Any reasonable advancement, cost and expense associated with defending or opposing any claim of demand described in Section l(a) above, including, without limitation, all reasonable attorney's fees and court costs, whether or not assessable in the court action, and including any such attorney's fees and costs incurred in appellate proceeding or alternative dispute resolution proceeding.

         2. To the extent permitted by law, Brassie hereby remises, releases, and forever discharges, Horne of and from all, and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law, or in equity, which it may have against Horne arising out of his being an officer, director, employee or agent of Brassie or by reason of his office, status or service as an officer, director, employee or agent of another corporation or legal entity or enterprise at the request of Brassie or his actions while performing in any such capacity, including, without limitation, the development or exploitation of

                                   Exhibit "C"


any business concept or idea, whether fully or partially developed while Horne was performing in any such capacity, pursuant to the Employment Agreement entered into between Horne and BRASSIE on June 5, 1995, from the beginning of the world to the day of the date of these presents.

         3. The foregoing indemnification and release shall not apply to any claim or demand for any act which Horne:

                  (a) did not act in good faith;

                  (b) was opposed to the best interests of Brassie;

                  (c) which constituted a criminal act, unless Horne had no reasonable cause to believe that such act was unlawful;

                  (d) engaged in willful misconduct or conscious disregard for the best interest of Brassie; or,

                  (e) derived an improper personal benefit.

         4. Any indemnification under Section 1, unless pursuant to a determination by a court, shall be made by Brassie only as authorized in the specific case upon a determination that indemnification of Horne as officer, director, employee or agent of Brassie is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 and 3.
Such determination shall be made:

                  (a) By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to any such proceeding; or

                  (b) By independent legal counsel selected by the Board of Directors prescribed in Paragraph 4(a); or

                                   Exhibit "C"


                  (c) By the Shareholders by a majority vote of a quorum consisting of shareholders who were not parties to any such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not a party to any such proceeding.

         5. Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible as set out in Section 4 hereinabove.

         6. In the event that Horne determines that he is entitled to indemnification under Section 1 of this Agreement, he shall give Brassie written notice of his demand for indemnification, with sufficient documentation, to the extent available to Horne, to enable Brassie to determine whether or not the claim is barred by the application of Section 3 of this Agreement. If Brassie determines that the right to indemnification for the claim is barred by the operation of Section 3 of this Agreement, it shall give Horne written notice of such objection ("Objection to Claim") within twenty (20) days of the date of the demand by Horne specifying the reason for such objection. If the objection is not timely given, Brassie shall be conclusively presumed to have waived its right to object. If Brassie makes the Objection to Claim timely, Horne, unless the parties can promptly agree to an alternative form of dispute resolution, shall be entitled to have a court of competent jurisdiction determine by declaratory decree whether or not his right to indemnification for the claim is barred by Section 3 of this Agreement. If the right to

                                   Exhibit "C"


indemnification for the claim is not barred by Section 3, Horne shall be entitled to the indemnification provided in Section 1.

         7. As a condition precedent to the indemnification provisions contained in paragraph I above, Horne shall be obligated to follow the following procedure: Upon receiving any communication placing Horne on notice that a claim has or may be asserted against him for which he might be entitled to indemnification hereunder, whether by letter, service of process, other writing, or orally, Horne shall communicate same to Brassie (and, in the case of any written communication, immediately provide a copy of same to Brassie). Horne shall not thereafter offer to compromise or settle any such claim without Brassie's prior written consent. Any violation of this provision shall result in the nullification of the indemnification provisions of this Agreement, In the event a lawsuit is filed against Horne, Brassie shall have the right, but not the obligation, to: (1) provide counsel of Brassie's choice to Horne, for which Brassie will bear all costs and expenses (subject to Horne's obligation to reimburse same if a determination is made that Horne's actions were not subject to indemnification by Brassie hereunder); or (2) assume the cost of Horne's defense by counsel of Horne's choosing (once again, subject to a reservation of rights and Horne's obligation to reimburse as provided above. In the event Brassie does not notify Horne of its desire to select either of the options described above, Horne shall retain its own counsel, and pay for same, subject to the indemnification rights contained

                                   Exhibit "C"


herein. Consistent with the above, Horne shall not offer to compromise or settle any lawsuit without Brassie's prior written consent (the violation of which shall result in a nullification of the indemnification provisions of this Agreement).

         8. The indemnification provided in this Agreement is in addition to, and not in limitation of any other indemnification provided by Brassie under any agreement or right indemnification provided by law.

         9. In any legal action or proceeding, including alternative dispute resolution proceedings, relating to the enforcement or interpretation of this Agreement, the prevailing party shall be entitled to recover, in addition to any other relief, such parties reasonable attorney's fees and costs, including those incurred in any appellate proceeding.

         10. The parties agree that this Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Florida. The venue for any legal action to enforce or interpret the rights or obligations of any party to this Agreement shall be located in Hillsborough County, Florida and each of the parties consents to such action being maintained in the Circuit Court Thirteenth Judicial Circuit sitting in such county.

         11. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, successors in interest and assigns as applicable.

Signed in the presence of:                   BRASSIE GOLF CORPORATION,
                                             a Florida corporation

                                   Exhibit "C"


                                             By:
                                                --------------------------------
                                                  Joseph R. Cellura
                                             Its: President


-----------------------------------          -----------------------------------


-----------------------------------          -----------------------------------
(Type or Print Name)                         (Type or Print Address)


-----------------------------------


-----------------------------------
(Type or Print Name)

Signed in the presence of:


                                             -----------------------------------
                                             WILLIAM E. HORNE


-----------------------------------          -----------------------------------


-----------------------------------          -----------------------------------
(Type or Print Name)                         (Type or Print Address)


-----------------------------------


-----------------------------------
(Type or Print Name)

                                   Exhibit "C"

                            STOCK PURCHASE AGREEMENT

         THIS AGREEMENT made this 13th day of November, 1997 by and between BRASSIE GOLF CORPORATION, a corporation organized and existing under the laws of the State of Delaware, having its principal place of business at One Tampa City Center, Suite 2550, Tampa, Florida 33602, hereinafter referred to as the "CORPORATION", and/or its assigns, and WILLIAM E. HORNE and CHARLOTTE HORNE, husband and wife, and WILLIAM E. HORNE, as custodian for both JORDAN R. and WILLIAM J. HORNE, minor children, all residing at 1002 Bajada de Avila, Tampa, Florida 33613, hereafter collectively referred to as the "SELLERS".

                                  WITNESSETH:

         WHEREAS, the CORPORATION, and/or its assigns, are desirous of obtaining outstanding shares of its stock in order to assist the CORPORATION in securing additional prospective financing for the CORPORATION in its future development and profitability; and

         WHEREAS, WILLIAM E. HORNE, former President and CEO of the CORPORATION, has indicated a desire and willingness to sell to the CORPORATION, and/or its assigns, all shares of the outstanding common and preferred stock in the CORPORATION, owned either by himself jointly with his wife, CHARLOTTE HORNE, or held by WILLIAM E. HORNE as custodian for his two minor children, Jordan R. Horne and William J. Horne, and;

         WHEREAS, the total shares of common and preferred stock presently owned by WILLIAM E. HORNE jointly with his wife, CHARLOTTE HORNE, or held by WILLIAM
E. HORNE as custodian for his two minor children, Jordan R. Horne and William J. Horne, are as follows:

         William E. & Charlotte Horne                 361,417 common shares

         William E. & Charlotte Horne                 281,250 preferred shares

         William E. Horne as custodian
         for Jordan R. Horne, a minor
         child                                         71,100 common shares

         William E. Horne as custodian
         for William J. Horne, a minor
         child                                         71,100 common shares

         NOW THEREFORE, in consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.       The above recitals are true and correct and are herein

                                   Exhibit "C"


incorporated herein by reference.

         2. The CORPORATION, and/or its assigns, shall purchase from the SELLERS, subject to the terms and conditions set forth in this Agreement, and the SELLERS agree to sell to the CORPORATION, and/or its assigns, all shares of common and preferred stock in the corporation as set out hereinabove (collectively, the "Shares") which are currently owned by WILLIAM E. HORNE and CHARLOTTE HORNE, or maintained by WILLIAM E. HORNE as custodian for the benefit of his minor children, Jordan R. Horne and William E. Horne.

         3. The purchase price for the common stock shall be Fifteen Cents ($.15) per share, and the purchase price for the preferred stock shall be Seventy-Five Cents ($.75) per share, for a combined purchase price of $75,542.55 for 503,617 common shares and $210,937.50 for the 281,250 preferred shares.

         4. The parties agree that the CORPORATION, and/or its assigns, shall purchase, and the SELLERS shall sell all shares of the common and preferred stock described in Paragraph 2 hereinabove on or before December 15, 1997 and that the transaction shall take place at the CORPORATION's principal place of business at One Tampa City Center, Suite 2550, Tampa, Florida 33602.

         5. Not less than ten (10) days prior to December 15, 1997, the CORPORATION, and/or its assigns, shall mail to the Sellers by Certified Mail at their address contained hereinabove, written notice of the closing date (including the time). A copy of said written notice to be sent is attached hereto and incorporated herein as Exhibit "A". The date designated shall be referred to hereafter as the "Closing Date," and the event anticipated to occur shall be referred to as the "Closing."

         6. At the closing, the SELLERS shall deliver: (i) the certificates representing the Shares either duly endorsed in blank or with duly endorsed Stock Powers attached, all in a form suitable for the transfer of the Shares to the CORPORATION; (ii) the letter of resignation of William E. Horne in the form attached hereto as Exhibit "B; " and (iii) the General Release of William E. Horne in the form attached hereto as Exhibit "C." The CORPORATION shall deliver to the SELLERS at the Closing ready funds in the amount of the aggregate purchase price described in Paragraph 3 above, and the Indemnification Agreement in the form attached hereto as Exhibit "D".

         7. So long as this Agreement shall remain in effect, the SELLERS agree that they shall not sell, assign, transfer, pledge, mortgage, alienate, hypothecate, or in any way encumber or dispose of any of the Shares of the CORPORATION described in Paragraph 2 except as herein provided. SELLERS represent and

                                   Exhibit "C"


warrant that none of the Shares have heretofore been sold, assigned, transferred, pledged, mortgaged, alienated, hypothecated, or otherwise encumbered or disposed of in any manner prior to the date hereof.

         8. This Agreement shall be binding on and inure to the benefit of the CORPORATION, and/or its assigns, and the SELLERS and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer as set out in Paragraph 7 of this Agreement.

         9. The SELLERS agree that so long as this Stock Purchase Agreement remains in full force and effect, including any modifications or amendments to the terms and duration of said Agreement which may be properly executed between the parties hereto, that they shall not disclose, communicate, or permit to be disclosed or communicated in any manner whatsoever to any other person or entity, the terms, conditions or other information contained within this Stock Purchase Agreement. Said provision shall not apply to any communications the SELLERS may have with either their legal counsel or Mr. Lance McNeill, so long as no other third parties are present at the time of said communications. A violation of this provision shall give rise to a cause of action for damages on behalf of the CORPORATION and/or its assigns.

         10. Time is of the essence in the performance of this Agreement. The parties agree that the damages to be incurred by each party in the event of default by the other will be difficult to establish and calculate and therefore the parties agree that if either party fails to perform their obligations within the time limits provided above, the other party ma@ at its option pursue the remedy of specific performance or abandon such claim and take such action as they deem appropriate without the restrictions imposed by this Agreement.

         11.      RULES OF CONSTRUCTION.

                  (a) This Agreement constitutes the entire agreement between the parties and supersedes any and all prior negotiations, preliminary agreements, and all prior and contemporaneous discussions and understandings of the parties related to the subject matter of this Agreement.

                  (b) This Agreement may be amended or modified only by a written instrument executed by both the CORPORATION, and/or its assigns, and the SELLERS.

                  (c) This Agreement shall be construed, interpreted, and enforced in accordance with the laws of the State of Florida. The venue for any legal action to enforce the rights or

                                   Exhibit "C"


obligations of any party to this Agreement shall be located in Hillsborough County, Florida.

                  (d) The parties mutually acknowledge that the terms of this Agreement have been negotiated and that each party has had the benefit of legal counsel. Accordingly, this Agreement shall not be construed against either party hereto based upon any inconsistencies or ambiguities which appear herein.

                  (e) If all or any part of this Agreement be enforced in a court of law, the prevailing party to any such cause of action shall be entitled to recover all costs, including reasonable attorney's fees.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals this 13th day of November, 1997 at Tampa, Hillsborough County, Florida.

Witnesses:                                   BRASSIE GOLF CORPORATION, a
                                             Delaware corporation

 /s/ John L. Mann                            By: /s/ Joseph R. Cellura
-----------------------------------             --------------------------------
                                                  Joseph R. Cellura
 /s/ Kimberly Aaron                          Its: President
-----------------------------------


 /s/ John L. Mann                             /s/ William E. Horne
-----------------------------------          -----------------------------------
                                             WILLIAM E. HORNE

 /s/ Jackie Hutchison
-----------------------------------

 /s/ John L. Mann                             /s/ Charlotte Horne
-----------------------------------          -----------------------------------
                                             CHARLOTTE HORNE

 /s/ Jackie Hutchison
-----------------------------------


 /s/ John L. Mann                             /s/ William E. Horne
-----------------------------------          -----------------------------------
                                             WILLIAM E. HORNE as custodian
 /s/ Jackie Hutchison                        for the benefit of his minor
-----------------------------------          children, Jordan R. Horne and
                                             William E. Horne